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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             LINENS 'N THINGS, INC.
             (Exact name of registrant as specified in its charter)


    DELAWARE                                               22-3463939
(STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)


                   6 BRIGHTON ROAD, CLIFTON, NEW JERSEY 07015
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. / /

       If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A (c)(2), please check the following box. / /


       Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class               Name of each exchange on which
       to be so registered               each class is to be registered
       -------------------               ------------------------------


       COMMON STOCK,                     NEW YORK STOCK EXCHANGE
       PAR VALUE $0.01 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE





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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


The material set forth in the section captioned "Description of Capital Stock" in the Registrant's Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-12267) (the "Amendment No. 2 to S-1 Registration Statement"), filed with the Securities and Exchange Commission on October 30, 1996, is incorporated herein by reference.

ITEM 2. EXHIBITS.*

1.    Copy of the Amendment No. 2 to Registration Statement on Form S-1.

2.    None.

3.    None.

4.    Form of Amended and Restated Certificate of Incorporation and Form of
      Bylaws.

5.    Specimen Certificate of Common Stock.

6.    None.





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   *Pursuant to the Instructions as to Exhibits to Form 8-A, these Exhibits will be filed with the New York Stock Exchange but not with the Securities and Exchange Commission.


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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 30, 1996


                                    LINENS 'N THINGS, INC.


                                    By:  /s/ Norman Axelrod
                                    ------------------------------------
                                    Name:  Norman Axelrod
                                    Title: President and Chief Executive Officer






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